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                                                                    EXHIBIT 10.4

                                     FORM OF
                                ESCROW AGREEMENT

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Attn:  Insurance Trust and Escrow Unit

        Re:     BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Ladies and Gentlemen:

        BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation (the "Company"), will issue in a public offering (the "Offering") shares of its common stock (the "Stock") pursuant to a Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission. Behringer Securities LP, a Texas limited partnership (the "Dealer Manager"), will act as dealer manager for the offering of the Stock. The Company is entering into this agreement to set forth the terms on which The Bank of New York (the "Escrow Agent"), will hold and disburse the proceeds from subscriptions for the purchase of the Stock in the Offering until such time as: (i) in the case of subscriptions received from all nonaffiliates of the Company, the Company has received and accepted subscriptions for Stock resulting in a total of 200,000 shares of common stock sold in the offering (the "Required Capital"); and (ii) in the case of subscriptions received from residents of Pennsylvania ("Pennsylvania Subscribers"), the Company has received subscriptions for Stock from nonaffiliates of the Company resulting in total minimum capital raised of $23,800,000 (the "Pennsylvania Required Capital"); and (iii) in the case of subscriptions received from residents of New York ("New York Subscribers"), the Company has received subscriptions for Stock from nonaffiliates of the Company resulting in total minimum capital raised of $2,500,000 (the "New York Required Capital").

        The Company hereby appoints The Bank of New York as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Stock, on the terms and conditions hereinafter set forth:

        1. Until such time as the Company has received subscriptions for Stock resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account in accordance with paragraph 3(a) hereof, persons subscribing to purchase the Stock (the "Subscribers") will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts, wires, Automated Clearing House (ACH) or money orders (HEREINAFTER "instruments of payment") payable to the order of "The Bank of New York, Escrow Agent for Behringer Harvard Opportunity REIT I, Inc." (after subscriptions are received resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account in accordance with paragraph 3(a) hereof, subscriptions shall continue to be so submitted unless otherwise instructed by the Dealer Manager). Any checks, drafts or money orders received made payable to a party other than the Escrow Agent (or after the Required Capital is received, made payable to a party other than the party designated by the Dealer Manager) shall be returned to the soliciting dealer who submitted the check, draft or money order. The Dealer Manager will also use its reasonable efforts to cause to be provided to the Escrow Agent in connection with each instrument of payment the payee's/Subscriber's subscription agreement containing the Subscriber's name, address, executed IRS Form W-9 (which may be contained in the subscription agreement), number of shares purchased, and purchase price remitted. The Escrow Agent shall deposit the instruments of payment from such Subscriber (the "Subscription Materials"), into an interest-bearing deposit account entitled "ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF BEHRINGER HARVARD OPPORTUNITY REIT I, INC." or such similar designation as the parties may agree (the "Escrow Account"), which deposit shall

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occur within one (1) business day after the earlier of the Escrow Agent's or the
Dealer Manager's receipt of the instrument of payment (after the Required
Capital is received, a new account may be established in the name of the Company). The Escrow Agent will notify the Company and cooperate with the Company and the Company's transfer agent when it is in receipt of any subscription that is not in good order. Instruments of payment received from Pennsylvania Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount entitled "ESCROW ACCOUNT FOR THE
BENEFIT OF PENNSYLVANIA SUBSCRIBERS" (the "Pennsylvania Escrow Account"), until such Pennsylvania Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of payment received from New York Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount entitled "ESCROW ACCOUNT FOR THE BENEFIT OF NEW YORK SUBSCRIBERS" (the "New York Escrow Account"), until such New York Escrow Account has closed pursuant to paragraph 3(a) hereof. Each of the Escrow Account, the Pennsylvania Escrow Account, and
New York Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 7.

        2. The Escrow Agent agrees to promptly process for collection the instruments of payment upon deposit into the Escrow Account, Pennsylvania Escrow Account, or New York Escrow Account, as applicable. Deposits shall be held in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account until such funds are disbursed in accordance with paragraph 3(a) hereof. Prior to disbursement of the funds deposited in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, such funds shall not be subject to claims by creditors of the Company or the Dealer Manager or any of their affiliates. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to receipt of the Required Capital or, in connection with subscriptions from Pennsylvania Subscribers, the Pennsylvania Required Capital or, in connection with subscriptions from New York Subscribers, the New York Required Capital, the Escrow Agent shall promptly notify the Dealer Manager and the Company in writing via mail or facsimile of such nonpayment, and is authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment.

        3.      (a)     Subject to the provisions of subparagraphs 3(b)-3(f)
below:

                        (i) once the collected funds in the Escrow Account are an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Company and, upon receiving written instruction from the Company, (A) disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or a cash equivalent. After such time the Escrow Account shall remain open and the Company shall continue to cause subscriptions for the Stock that are not to be deposited in the Pennsylvania Escrow Account or the New York Escrow Account to be deposited therein until the Company informs the Escrow Agent in writing to close the Escrow Account, and thereafter any subscription documents and instruments of payment received by the Escrow Agent from Subscribers other than Pennsylvania Subscribers and New York Subscribers shall be forwarded directly to the Company.

                        (ii) regardless of any closing of the Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment and Subscription Materials received from New York Subscribers for deposit into the New York Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent

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                in writing that total subscription proceeds (including the amount then in the New York Escrow Account, but excluding the amount then in the Pennsylvania Escrow Account) equal or exceed the New York Required Capital. Upon receipt of a written notice from the Company that total subscription proceeds (including the amount then in the New York Escrow Account, but excluding the amount then in the Pennsylvania Escrow Account) equaling or exceeding the New York Required Capital have been received in collected funds, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the New York Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the New York Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). Following such disbursements, the Escrow Agent shall close the New York Escrow Account, and thereafter any Subscription Materials and instruments of payment received by the Escrow Agent from New York Subscribers shall be deposited directly to the Escrow Account (or to the Company, if it has closed the Escrow Account, as instructed in writing by the Company).

                        (iii) regardless of any closing of the Escrow Account or the New York Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment and Subscription Materials received from Pennsylvania Subscribers for deposit into the Pennsylvania Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the Pennsylvania Escrow Account) equal or exceed the Pennsylvania Required Capital. Within five days, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the Pennsylvania Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Pennsylvania Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). Following such disbursements, the Escrow Agent shall close the Pennsylvania Escrow Account, and thereafter any Subscription Materials and instruments of payment received by the Escrow Agent from Pennsylvania Subscribers shall be deposited directly to the Escrow Account (or to the Company, if it has closed the Escrow Account, as instructed in writing by the Company).

                (b) Within four business days of the close of business on the date that is two years following commencement of the Offering (the "Expiration Date"), the Escrow Agent shall promptly notify the Company if it is not in receipt of evidence of Subscription Materials accepted on or before the Expiration Date, and instruments of payment dated not later than that the Expiration Date, for the purchase of Stock providing for total purchase proceeds that equal or exceed the Required Capital (from all sources but exclusive of any funds received from subscriptions for Stock from entities which the Company has notified the Escrow Agent are affiliated with the Company). In the event the Escrow Agent is not in possession of an executed IRS Form W-9 from any Subscriber, the Dealer Manager shall provide the Escrow Agent an executed IRS Form W-9 from such Subscriber within ten (10) calendar days after such notice. On the tenth (10th) day following the date of such notice, the Escrow Agent shall promptly return directly to each Subscriber the collected funds deposited in the Escrow Account, the Pennsylvania Escrow Account and the New York Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with paragraph 3(c) below), or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, in each case, together with interest in the amounts calculated pursuant to paragraph 7 for each Subscriber at the address provided by the Dealer Manager or the Company. In the event an executed IRS Form W-9 is not received for a Subscriber within the aforementioned ten (10) calendar days, the Escrow Agent shall thereupon remit an amount to the Subscriber in accordance with the provisions hereof, withholding twenty-eight percent (28%), or otherwise in accordance with IRS regulations then in effect, of any interest income on subscription proceeds (determined in accordance with paragraph

        7). However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.

                (c) Notwithstanding subparagraphs 3(a) and 3(b) above, if the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after commencement of the Offering (the Company will notify the Escrow Agent of the commencement date of the Offering) (the "Initial Escrow Period"), and instruments of payment dated not later than that date, for the purchase of Stock providing for total purchase proceeds from all nonaffiliated sources that equal or exceed the Pennsylvania Required Capital, the Escrow Agent shall promptly notify the Company. Thereafter, the Company shall send to each Pennsylvania Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow period a notification in the form of Exhibit A. If, pursuant to such notification, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the "Request Period") and the Escrow Agent is not in possession of an executed IRS form W-9, the Company shall provide the Escrow Agent with an executed IRS Form W-9 from each such Pennsylvania Subscriber within ten (10) calendar days after receiving notice from such Pennsylvania Subscriber. The Escrow Agent shall promptly refund directly to each Pennsylvania Subscriber the collected funds deposited in the Pennsylvania Escrow Account on behalf of such Pennsylvania Subscriber, or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Dealer Manager or the Company, together with interest income in the amounts calculated pursuant to paragraph 7. If an executed IRS Form W-9 is not received for such Pennsylvania Subscriber within ten
        (10) calendar days, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Subscriber in accordance with the provisions hereof, withholding twenty-eight percent (28%), or otherwise in accordance with IRS regulations then in effect, of any interest income earned on subscription proceeds (determined in accordance with paragraph 7) attributable to such Pennsylvania Subscriber for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit such payments until funds represented by such payments have been collected by the Escrow Agent.

                (d) The subscription funds of Pennsylvania Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Pennsylvania Escrow Account for successive 120-day escrow periods (a "Successive Escrow Period"), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in subparagraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Stock with total purchase proceeds that equal or exceed the Pennsylvania Required Capital and the disbursement of the Pennsylvania Escrow Account on the terms specified herein, or (iii) all funds held in the Pennsylvania Escrow Account having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

                (e) If the Company rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund to the rejected Subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber's check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber's check to the rejected Subscriber after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber's check for collection, the Escrow Agent shall promptly remit the Subscriber's check directly to the Subscriber.

                (f) At any time after funds are disbursed upon the Company's acceptance of subscriptions pursuant to subparagraph 3(a) above on the tenth (10th) day following the date of such acceptance, the Escrow Agent shall promptly provide directly to each Subscriber the amount of the interest payable to the Subscriber; provided that the Escrow Agent is in possession of such Subscriber's executed IRS Form W-9. In the event the Escrow Agent is not in possession of an executed IRS Form W-9 from any Subscriber, the Dealer Manager shall provide the Escrow Agent with an executed IRS Form W-9 from such Subscriber within ten (10) calendar days after acceptance of such subscription. In the event an executed IRS Form W-9 is not received for a Subscriber within such period, the Escrow Agent shall remit an amount to the Subscriber in accordance with the provisions hereof, withholding twenty-eight percent (28%), or otherwise in accordance with IRS regulations then in effect, of any interest income on subscription proceeds (determined in accordance with paragraph
        7). However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by the Escrow Agent. The forgoing notwithstanding, interest, if any, earned on subscription proceeds will be payable to a Subscriber only if the Subscriber's funds have been held in escrow by the Escrow Agent for at least 35 days; interest, if any, earned on accepted subscription proceeds of Subscribers' funds held less than 35 days will be payable to the Company.

        In the event that instruments of payment are returned for nonpayment, the Escrow Agent is authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in accordance with paragraph 2 hereof.

        4. The Escrow Agent shall report to the Company up to daily but at least weekly as instructed by the Company or the Dealer Manager on the account balances in each of the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account, and the activity in such accounts since the last report.

        5. Prior to the disbursement of funds deposited in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in the "Short-Term Investments" specified below at the written direction of the Company, unless the costs to the Company for the making of such investment are reasonably expected to exceed the anticipated interest earnings from such investment in which case the funds and interest thereon shall remain in the respective escrow account until the balance in the respective escrow account reaches the minimum amount necessary for the anticipated interest earnings from such investment to exceed the costs to the Company for the making of such investment, as determined by the Company based upon applicable interest rates.

        "Short-Term Investments" include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) which mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested.

        The following securities are not permissible investments:

        (a)     money market funds;
        (b)     corporate equity or debt securities;
        (c)     repurchase agreements;
        (d)     bankers' acceptances;
        (e)     commercial paper; and
        (f)     municipal securities.

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        It is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

        6. The Escrow Agent is entitled to rely upon written instructions received from the Company or the Dealer Manager, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent's opinion, any instructions from the Company or Dealer Manager are unclear, the Escrow Agent may request clarification from the Company or Dealer Manager, as the case may be, prior to taking any action. However, the Escrow Agent shall not be required to disburse any funds attributable to instruments of payment that have not been processed for collection, until such funds are collected and then shall disburse such funds in compliance with the disbursement instructions from the Company or the Dealer Manager.

        7. If the Offering terminates prior to receipt of the Required Capital, or one or more Pennsylvania Subscribers elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the "Escrow Income"), the Pennsylvania Escrow Account (the "Pennsylvania Escrow Income"), and the New York Escrow Account (the "New York Escrow Income"), as applicable, shall be remitted to Subscribers, or to the Company if the applicable Subscriber's funds have been held in escrow by the Escrow Agent for less than 35 days, in accordance with paragraph 3 and without any deductions for escrow expenses. The Company shall reimburse the Escrow Agent for all escrow expenses. The Escrow Agent shall remit all such Escrow Income, Pennsylvania Escrow Income, and New York Escrow Income in accordance with paragraph 3. If the Company chooses to leave the Escrow Account open after receiving the Required Capital, then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Subscribers or the Company, as applicable, pursuant to the provisions of paragraph 3(f).

        8. The Escrow Agent shall receive compensation from the Company as set forth in Exhibit B attached hereto.

        9. The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among the Company or to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Company or the Dealer Manager. Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder

        10. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the property held in escrow hereunder (the "Escrow Property") (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment,

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decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

        11.     (a)     Escrow Agent shall not be liable for any action taken or
        omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account, valued as of the date of deposit.

                (b) If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefor from the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account and may sell, convey or otherwise dispose of any collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account for such purpose.

                (c) As security for the due and punctual performance of any and all of the Company's obligations to Escrow Agent hereunder, now or hereafter arising, the Company hereby pledges, assigns and grants to Escrow Agent a continuing security interest in, and a lien on, the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account and all distributions thereon or additions thereto (whether such additions are the result of deposits by Subscribers or the Company or the investment of collected funds). The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against the Company and all third parties in accordance with the terms of this Escrow Agreement.

                (d) Escrow Agent may consult with legal counsel at the expense of the Company as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

                (e) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

        12. Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent's usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

        13. Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

        14. The Company shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

        15.     (a)     In the event of any ambiguity or uncertainty hereunder
        or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account, unless Escrow Agent receives written instructions, signed by the Company, which eliminates such ambiguity or uncertainty.

                (b) In the event of any dispute between or conflicting claims by or among the Company and/or any other person or entity with respect to any of the collected funds in the Escrow Account, the New York Escrow Account, or the Pennsylvania Escrow Account, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such collected funds so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Company for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Company.

        16. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or by facsimile evidenced by a confirmation of successful transmission, in all cases addressed to the person for whom it is intended at such person's address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

        (a)     if to the Company:

                Behringer Harvard Opportunity REIT I, Inc.
                15601 Dallas Parkway, Suite. 600
                Addison, Texas 75001
                Fax:  (214) 655-1600
                Attention:  President and Chief Executive Officer

        (b)     if to the Dealer Manager:

                Behringer Securities LP
                15601 Dallas Parkway, Ste. 600
                Addison, Texas 75001
                Fax:  (214) 655-6801
                Attention:  Chief Operating Officer of
                            Harvard Property Trust, LLC, General Partner

        (c)     if to the Escrow Agent:

                The Bank of New York
                101 Barclay Street, Floor 8W
                New York, New York 10286
                Attention:  Annette Kos, Insurance Trust and Escrow Unit

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties. Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Company or the Dealer Manager or by a person or persons authorized by such party. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

        17. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. The parties hereto hereby submit to the personal jurisdiction of and agree that all proceedings relating hereto shall be brought in courts located within the City and State of New York. The parties hereto hereby waive the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in such jurisdiction the parties may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, the parties hereby irrevocably agree not to claim, and hereby waive, such immunity. The parties hereto hereby waive personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

        18. This Agreement is for the exclusive benefit of the parties hereto and their respective legal representatives, successors and assigns hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

        19. This Escrow Agreement and any amendment hereto may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

        20. The provisions set forth in paragraphs 8 through 32 of this Agreement shall survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent.

        21. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

        22. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account, the Pennsylvania Escrow Account and the New York Escrow Account are distributed either (a) to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account, the Pennsylvania

Escrow Account and the New York Escrow Account pursuant to paragraph 3 hereof or
(b) to a successor escrow agent upon written instructions from the Company.

        23. The Escrow Agent has no responsibility for accepting, rejecting, or approving subscriptions.

        24. The Escrow Agent will reasonably cooperate with the Company in fulfilling any of the Company's obligations under the Sarbanes-Oxley Act of 2002, as such obligations relate to the provision of services under this Agreement, including assistance as to the documentation and auditing of Escrow Agent's procedures.

        25.     (a)     The Company may remove Escrow Agent at any time by
        giving to Escrow Agent sixty (60) calendar days' prior notice in writing signed by the Company. Escrow Agent may resign at any time by giving to the Company ninety (90) calendar days' prior written notice thereof.

                (b) Within forty-five (45) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, the Company shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 45-day period, Escrow Agent may, in its sole discretion, deliver the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account to the Company at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, the Company.

                (c) Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account then held hereunder to the successor Escrow Agent, less Escrow Agent's fees, costs and expenses or other obligations owed to Escrow Agent, or hold such collected funds (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

                (d) Upon delivery of the collected funds to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations, other than as provided hereunder.

        26. Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

        27. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

        28. Each party hereto hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by it does not and will not violate any applicable law or regulation.

        29. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

        30. No printed or other material in any language which mentions "The Bank of New York" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent, except that it shall be mentioned in applicable prospectuses and Subscription Materials in order to accomplish the purposes of this Agreement.

        31. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

        32. The Escrow Agent does not have any interest in the collected funds in the Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account, the New York Escrow Account, and the Pennsylvania Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company and/or the Dealer Manager will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the collected funds and is not responsible for any other reporting.



                            [Signature page follows]

        Agreed to as of the ___ day of _________, 2005.



                                BEHRINGER HARVARD OPPORTUNITY REIT I, INC.



                                By:
                                   ---------------------------------------------
                                   Robert M. Behringer, President


                                BEHRINGER SECURITIES LP

                                By:  Harvard Property Trust, LLC,
                                     Its General Partner


                                By:
                                   ---------------------------------------------
                                   Gerald J. Reihsen, III
                                   Chief Operating Officer


        The terms and conditions contained above are hereby accepted and agreed to by:


THE BANK OF NEW YORK, AS ESCROW AGENT


By:
     ------------------------------------------
Name:
       ----------------------------------------
Title:
        ---------------------------------------

                                    EXHIBIT A

                   FORM OF NOTICE TO PENNSYLVANIA SUBSCRIBERS




        You have tendered a subscription to purchase shares of common stock of Behringer Harvard Opportunity REIT I, Inc. (the "Company"). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $23,800,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania Subscribers may request that their subscription be returned.

        If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

        If you wish to terminate your subscription for the Company's common stock and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent at The Bank of New York, Corporate Trust Administration Division, 101 Barclay Street, Floor 8W, Attn: Annette Kos, Insurance Trust and Escrow Unit.

        I hereby terminate my prior subscription to purchase shares of common stock of Behringer Harvard Opportunity REIT I, Inc. and request the return of my subscription funds. I certify to Behringer Harvard Opportunity REIT I, Inc. that I am a resident of Pennsylvania.




                                        Signature:
                                                  ------------------------------

                                        Name:
                                             -----------------------------------
                                                         (please print)

                                        Date:
                                             -----------------------------------


Please send the subscription refund to:


----------------------------------------
----------------------------------------
----------------------------------------

                                    EXHIBIT B

                            ESCROW AGENT COMPENSATION

ESCROW AGENCY FEES AND SERVICES

   ACCEPTANCE FEE..................................................waived

   This one time fee is payable upon closing date and includes:

   |_|  Review of Agreement and supporting documents
   |_|  Establishment of accounts

   ANNUAL ADMINISTRATION FEE, PER ESCROW ACCOUNT...................$6,000

   This fee is not subject to pro-ration and is payable upon closing and on each anniversary date and includes:

   |_|  Monitoring of accounts
   |_|  Reporting
   |_| Reconciliation of each closing reflecting individual investments, receipt date, interest period and totals of each category per closing

   ACTIVITY FEES

   |_|  Outgoing Wire Transfer/Checks, first four per fund each month included, thereafter per wire .......................$10
   |_| For automatic purchasers under a fund's automatic purchase plan, Escrow Agent will obtain ACH payments for a charge of $50 per fund per month, per 1,000 such investors.
   |_|  Per Investment, each trade.......................$25
        Investment - each directed investment purchase/sale other than bank's cash reserve and approved money market funds.